AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 6, 1997


                                                      REGISTRATION NO. 333-24949
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                            SLM FUNDING CORPORATION
             (Exact name of registrant as specified in its charter)

              DELAWARE                                9999                               23-2815650
  (State or other jurisdiction of         (Primary Standard Industrial                (I.R.S. Employer
   incorporation or organization)         Classification Code Number)              Identification Number)

                            ------------------------

                             11600 Sallie Mae Drive
                             Reston, Virginia 20193
                                 (703) 810-7130
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                            ------------------------

                               TIMOTHY G. GREENE
                       1050 THOMAS JEFFERSON STREET, N.W.
                             WASHINGTON, D.C. 20007
                                 (202) 333-8000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ------------------------

                                    Copy to:

                                 C. THOMAS KUNZ
                              CHRISTOPHER J. KELL
                    Skadden, Arps, Slate, Meagher & Flom LLP
                                919 Third Avenue
                            New York, New York 10022

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective as determined by market conditions.
                            ------------------------

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /x/

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check following box. / /


================================================================================

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Expenses in connection with the offering of the Notes and the Certificates being registered herein are estimated as follows:

SEC registration fee............................................   $2,901,509.09
Legal fees and expenses.........................................      290,000.00
Accounting fees and expenses....................................      105,000.00
Blue Sky fees and expenses......................................       20,000.00
Rating agency fees..............................................    1,375,000.00
Eligible Lender Trustee fees and expenses.......................       85,000.00
Indenture Trustee fees and expenses.............................       85,000.00
Printing expenses...............................................      400,000.00
Miscellaneous...................................................          490.91
                                                                   -------------
     Total......................................................   $5,262,000.00
                                                                   =============


INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     As authorized by Section 145 of the General Corporation Law of Delaware (the 'Delaware Corporation Law'), each director and officer of SLM Funding Corporation may be indemnified by SLM Funding Corporation against expenses (including attorney's fees, judgments, fines and amounts paid in settlement) actually or reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings in which he is involved by reason of the fact that he is or was a director or officer of SLM Funding Corporation if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interest of SLM Funding Corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. If the legal proceeding, however, is by or in the right of SLM Funding Corporation, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to SLM Funding Corporation unless a court determines otherwise.

     The Certificate of Incorporation of SLM Funding Corporation (a copy of which was filed as Exhibit 3.1 to SLM Funding Corporation's Registration Statement on Form S-3 (File No. 333-2502) (the '1996 Registration Statement')) provides that no director of SLM Funding Corporation shall be personally liable to SLM Funding Corporation or its stockholders for monetary damages for any breach of his fiduciary duty as a director, provided, however, that such clause shall not apply to any liability of a director (1) for any breach of his duty of loyalty to SLM Funding Corporation or its stockholders, (2) for acts or omissions that are not in good faith or involved intentional misconduct or a knowing violation of the law, (3) under Section 174 of the Delaware Corporation Law or (4) for any transaction from which the director derived an improper personal benefit. In addition, the Certificate of Incorporation and the By-laws of SLM Funding Corporation (a copy of which is filed as Exhibit 3.2 hereto) provide that SLM Funding Corporation shall indemnify each officer and director to the fullest extent permitted by law.

     There are directors' and officers' liability insurance policies outstanding which insure directors and officers of the Student Loan Marketing Association and certain of its subsidiaries, including SLM Funding Corporation. The policies cover losses for which the Student Loan Marketing Association or any of those subsidiaries shall be required or permitted by law to indemnify directors and officers and which result from claims made against such directors or officers based upon the commission of wrongful acts in the performance of their duties. The policies also cover losses which the directors or officers must pay as the result of claims brought against them based upon the commission of wrongful acts in the performance of their duties and for which they are not indemnified by the Student Loan Marketing

Association or any of those subsidiaries. The losses covered by the policies are subject to certain exclusions and do not include fines or penalties imposed by law or other matters deemed uninsurable under the law. The policies contain certain self-insured retention provisions.

ITEM 16. EXHIBITS.


     1.1     --   Form of Underwriting Agreement for Notes*
     1.2     --   Form of Underwriting Agreement for Certificates*
     3.1     --   Certificate of Incorporation of SLM Funding Corporation*
     3.2     --   By-Laws of SLM Funding Corporation**
     3.3     --   Form of Certificate of Trust for The SLM Student Loan Trusts*
     4.1     --   Form of Indenture between the Trust and the Indenture Trustee (including as an exhibit thereto a form of Note)*
     4.2     --   Form of Trust Agreement between SLM Funding Corporation and the Eligible Lender Trustee (including as an exhibit thereto a form of Certificate)*
     4.3     --   Form of Interim Trust Agreement between SLM Funding Corporation and the Interim Eligible Lender
                  Trustee*
     4.4     --   Form of Note (included as an exhibit to Exhibit 4.1)
     4.5     --   Form of Certificate (included as an exhibit to Exhibit 4.2)
     4.6     --   Form of Prospectus Supplement**
     4.7     --   Form of Market-maker Prospectus Supplement**
     5       --   Opinion of Timothy G. Greene. Esq. with respect to legality**
     8.1     --   Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to tax matters**
     8.2     --   Opinion of Delaware tax counsel with respect to certain Delaware tax matters**
    23.1     --   Consent of Timothy G. Greene, Esq. (included as part of Exhibit 5)
    23.2     --   Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of Exhibit 8.1)
    23.3     --   Consent of Delaware tax counsel (included as part of Exhibit 8.2)
    25       --   Statement of Eligibility under the Trust Indenture Act of 1939 of the Indenture Trustee
    99.1     --   Form of Sale Agreement among SLM Funding Corporation, the Trust and the Eligible Lender Trustee*
    99.2     --   Form of Servicing Agreement among Sallie Mae Servicing Corporation, the Trust, the Administrator,
                  the Eligible Lender Trustee and the Indenture Trustee*
    99.3     --   Form of Master Administration Agreement between the Seller and Sallie Mae, as Administrator, including a Form of Supplement thereto among the Trust, the Eligible Lender Trustee, the Indenture
                  Trustee, the Seller, the Servicer, and Sallie Mae, as Administrator***
    99.4     --   Form of Purchase Agreement between SLM Funding Corporation and Sallie Mae*

---------------
  * Incorporated by reference to the correspondingly numbered exhibit to the 1996 Registration Statement.

 ** Previously filed.


*** Filed herewith.

ITEM 17. UNDERTAKINGS.

     (a) As to Rule 415:

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) As to documents subsequently filed that are incorporated by reference:

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned Registrant hereby undertakes to provide to the Underwriter at the closing specified in the Underwriting Agreements Notes and Certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchase.

     (d) As to indemnification:

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (e) The undersigned Registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (f) The Registrant hereby undertakes to file an application for the purposes of determining the eligibility of the Indenture Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under
Section 305(b)(2) of the Securities Act of 1933, as amended.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, SLM Funding Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Washington, D.C. on June 6, 1997.


                                          SLM FUNDING CORPORATION

                                          By: /s/     *
                                              ----------------------------
                                              Name: Denise B. McGlone
                                              Title:  President and Chairman


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below on June 6, 1997 by the following persons in the capacities indicated.




             SIGNATURE                             CAPACITY
             ---------                             --------


/s/              *                         President, Chairman and Director
------------------------------------       (Principal Executive Officer)
        (Denise B. McGlone)


/s/              *                         Treasurer and Controller
------------------------------------       (Principal Accounting Officer)
         (Mark G. Overend)


/s/              *                         Chief Financial Officer and Director
------------------------------------       (Principal Financial Officer)
         (Robert R. Levine)


By: /s/   LUCY C. WEYMOUTH
    ---------------------------------
          Lucy C. Weymouth
          Attorney-in-Fact
            June 6, 1997

                                 EXHIBIT INDEX


     1.1     --   Form of Underwriting Agreement for Notes*
     1.2     --   Form of Underwriting Agreement for Certificates*
     3.1     --   Certificate of Incorporation of SLM Funding Corporation*
     3.2     --   By-Laws of SLM Funding Corporation**
     3.3     --   Form of Certificate of Trust for The SLM Student Loan Trusts*
     4.1     --   Form of Indenture between the Trust and the Indenture Trustee (including as an exhibit thereto a form of Note)*
     4.2     --   Form of Trust Agreement between SLM Funding Corporation and the Eligible Lender Trustee (including as an exhibit thereto a form of Certificate)*
     4.3     --   Form of Interim Trust Agreement between SLM Funding Corporation and the Interim Eligible Lender
                  Trustee*
     4.4     --   Form of Note (included as an exhibit to Exhibit 4.1)
     4.5     --   Form of Certificate (included as an exhibit to Exhibit 4.2)
     4.6     --   Form of Prospectus Supplement**
     4.7     --   Form of Market-maker Prospectus Supplement**
     5       --   Opinion of Timothy G. Greene. Esq. with respect to legality**
     8.1     --   Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to tax matters**
     8.2     --   Opinion of Delaware tax counsel with respect to certain Delaware tax matters**
    23.1     --   Consent of Timothy G. Greene, Esq. (included as part of Exhibit 5)
    23.2     --   Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of Exhibit 8.1)
    23.3     --   Consent of Delaware tax counsel (included as part of Exhibit 8.2)
    25       --   Statement of Eligibility under the Trust Indenture Act of 1939 of the Indenture Trustee
    99.1     --   Form of Sale Agreement among SLM Funding Corporation, the Trust and the Eligible Lender Trustee*
    99.2     --   Form of Servicing Agreement among Sallie Mae Servicing Corporation, the Trust, the Administrator,
                  the Eligible Lender Trustee and the Indenture Trustee*
    99.3     --   Form of Master Administration Agreement between the Seller and Sallie Mae, as Administrator, including a Form of Supplement thereto among the Trust, the Eligible Lender Trustee, the Indenture
                  Trustee, the Seller, the Servicer, and Sallie Mae, as Administrator***
    99.4     --   Form of Purchase Agreement between SLM Funding Corporation and Sallie Mae*

---------------
  * Incorporated by reference to the correspondingly numbered exhibit to the 1996 Registration Statement.

 ** Previously filed.


*** Filed herewith.